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                                                                       EXHIBIT 5

(AKIN GUMP STRAUSS HAUER & FELD LLP LETTERHEAD)

May 28, 2003


Cinemark USA, Inc.
3900 Dallas Parkway
Suite 500
Plano, Texas  75093

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Cinemark USA, Inc., a Texas corporation (the "COMPANY"), Cinemark, L.L.C., a Texas limited liability company, Sunnymead Cinema Corp., a California corporation, Cinemark Properties, Inc., a Texas corporation, Greeley Holdings, Inc., a Texas corporation (f/k/a Cinemark Paradiso, Inc.), Trans Texas Cinema, Inc., a Texas corporation, Missouri City Central 6, Inc., a Texas corporation, Cinemark Mexico (USA), Inc., a Delaware corporation, Cinemark Leasing Company, a Texas corporation, Cinemark Partners I, Inc., a Texas corporation, Multiplex Properties, Inc., a Delaware corporation, Multiplex Services, Inc., a Texas corporation, CNMK Investments, Inc., a Delaware corporation, CNMK Delaware Investments I, L.L.C., a Delaware limited liability company, CNMK Delaware Investments II, L.L.C., a Delaware limited liability company, CNMK Delaware Investment Properties, L.P., a Delaware limited partnership, CNMK Texas Properties, Ltd., a Texas limited partnership, Laredo Theatre, Ltd., a Texas limited partnership, and Cinemark Investments Corporation, a Delaware corporation (all of the foregoing, other than the Company, collectively, the "SUBSIDIARY GUARANTORS"), in connection with the registration, pursuant to a registration statement on Form S-4 (as may be amended from time to time, the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of (i) the proposed offer by the Company to exchange (the "EXCHANGE OFFER") up to (a) $150,000,000 of its 9% Senior Subordinated Notes Due 2013 issued in a private offering on February 11, 2003 (the "INITIAL 9% NOTES") and
(b) $210,000,000 of its 9% Senior Subordinated Notes Due 2013 issued in a private offering on May 7, 2003 (the "ADDITIONAL 9% NOTES," and together with the Initial 9% Notes, the "EXISTING 9% NOTES") for an equal principal amount of its 9% Senior Subordinated Notes Due 2013 to be registered under the Act (the "EXCHANGE NOTES") and (ii) the guaranty of the Exchange Notes by each Subsidiary Guarantor.

The Existing 9% Notes have been, and the Exchange Notes will be, issued pursuant to that certain Indenture, dated as of February 11, 2003, among the Company, the subsidiary guarantors from time to time parties thereto and The Bank of New York Trust Company of Florida, N.A., as trustee (the "TRUSTEE") (the "ORIGINAL INDENTURE"), as supplemented by the First Supplemental

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Indenture thereto, dated as of May 7, 2003 (the "FIRST SUPPLEMENTAL INDENTURE").
The Original Indenture, as supplemented by the First Supplemental Indenture, is referred to herein as the "INDENTURE". The Indenture and the Exchange Notes are referred to herein as the "TRANSACTION DOCUMENTS."

We have examined originals or certified copies of such corporate, limited liability company or partnership records of the Company and the Subsidiary Guarantors, as applicable, and other certificates and documents of officials of the Company and the Subsidiary Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.


We have assumed with respect to all parties to the Transaction Documents other than the Company and the Subsidiary Guarantors (the "OTHER PARTIES") that: (i) each Other Party is a natural person or is an entity other than a natural person that had and has, as applicable, the corporate or other power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby, (ii) each Other Party has taken all necessary corporate or other action to authorize the execution and delivery by it of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby and (iii) each of the Transaction Documents has been duly executed and delivered by each Other Party that is a party thereto. In addition, we have assumed that the Indenture constitutes the legal, valid and binding obligation of all persons or entities that are parties thereto other than the Company and the Subsidiary Guarantors, enforceable against such persons or entities in accordance with its terms.


Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

         1. The Exchange Notes, when executed by the Company, authenticated by the Trustee and delivered and exchanged for Existing 9% Notes in accordance with the Indenture and the Exchange Offer, (i) will be entitled to the benefits of the Indenture, (ii) will have been duly authorized by all necessary corporate action on the part of the Company and
                  (iii) will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         2. The guarantee obligations of the Subsidiary Guarantors set forth in the Indenture (i) have been duly authorized by all necessary organizational action on the part of each Subsidiary Guarantor and (ii) are the valid and binding obligations of each


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                  Subsidiary Guarantor, enforceable against each Subsidiary
                  Guarantor in accordance with their terms.


The opinions and other matters in this letter are qualified in their entirety and subject to the following:

         A. We express no opinion as to the laws of any jurisdiction other than the Included Laws. We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") other than a review of: (i) the Laws of the State of New York; (ii) the Laws of the State of Texas; (iii) the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act, and the Delaware Limited Liability Company Act; (iv) the California General Corporation Law; and
                  (v) the federal securities Laws of the United States of America. For purposes of this opinion, the term "INCLUDED LAWS" means the items described in the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated in the Transaction Documents. The term "Included Laws" excludes: (a) Laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof; and (b) Laws relating to land use, zoning and building code issues, taxes, environmental issues, intellectual property issues, and antitrust issues.

         B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

         C. The opinions expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally including court decisions interpreting such Laws; (ii) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) the power of the courts to award damages in lieu of equitable remedies; and (iv) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

         D. We express no opinion as to the enforceability of Sections 4.6, 12.7, 12.9 and 12.11 of the Indenture.

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         E.       We express no opinion as to (i) the actual jurisdiction whose laws will or should govern the Indenture or any issue thereunder, (ii) what law a court applying the conflict of laws rules of any jurisdiction would or should deem applicable, or (iii) whether the choice or conflict of laws rules of any particular jurisdiction will or should govern or be applied to the Indenture. We have assumed that all documents and agreements to which the Company or any Subsidiary Guarantor is a party will be construed in accordance with the internal law of the jurisdiction specified by the parties therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.